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Exhibit 27(n)(1)

               [Letterhead of Jones & Blouch L.L.P. appears here]



                                  August 5, 2002

Northstar Life Insurance Company
University Corporate Centre at Amherst
100 Corporate Parkway
Amherst, New York  14226

Ladies and Gentlemen:

      We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the registration statement on Form N-6 of Northstar Life Variable Universal Life Account, to be filed with the Securities and Exchange Commission.

                                                Very truly yours,


                                                /s/Jones & Blouch L.L.P.


                                                Jones & Blouch L.L.P.